Exhibit 99.1

iPower Schedules Fiscal First Quarter 2023 Conference Call for November 14, 2022 at 4:30 p.m. ET

DUARTE, CA, November 2, 2022 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), a leading online retailer and supplier of consumer home and garden products, will host a conference call on Monday, November 14, 2022 at 4:30 p.m. Eastern time to discuss the financial results for its fiscal first quarter ended September 30, 2022. The Company’s results will be reported in a press release prior to the call.

iPower management will host the conference call, followed by a question-and-answer period.

Date: Monday, November 14, 2022
Time: 4:30 p.m. Eastern time
Dial-in registration link: https://register.vevent.com/register/BI913697e089cd46d8af8e45be9b4731b8
Live webcast registration link: https://edge.media-server.com/mmc/p/bm276ipo

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a leading online retailer and supplier of consumer home and garden products. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

Investor Relations Contact:

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
IPW@elevate-ir.com